KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                          47, Avenue Hoche
FAX (212) 715-8000                                             75008 Paris
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                                  July 30, 2002


Dessauer Global Equity Fund
4 Main Street
Orleans, Massachusetts 02653


               Re: The Dessauer Global Equity Fund (the "Trust"), Registration No. 811-7691;
                     File No.: 333-63753;
                     Post-Effective Amendment No. 4/Amendment No. 6 to Registration Statement on Form N-1A
                     --------------------------------------------------

Ladies and Gentlemen:

            We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 4/Amendment No. 6 to the Trust's Registration Statement on Form N-1A.

                               Very truly yours,


                               /s/ Kramer Levin Naftalis & Frankel LLP